UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

GS Capital Convertible Note

On May 13, 2025 (the “GS Note Issue Date”), Clean Vision Corporation (the “Company”) entered into a Securities Purchase Agreement (the “GS SPA”) with GS Capital Partners, LLC (“GS Capital”), whereby the Company agreed to issue to GS Capital (i) a convertible amortization note (the “GS Note” and together with the GS SPA, the “GS Transaction Documents”) in the aggregate principal amount of $137,500 (the “Principal”) with an original issue discount (“OID”) of $12,500, resulting in a purchase price of $125,000 and (ii) 2,500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), to GS Capital upon the funding of the GS Note as an additional inducement for GS Capital entering into the GS Transaction Documents (the “GS Commitment Shares”). The GS Note includes guaranteed interest in the amount of 12% per calendar year and is to be repaid by the Company on February 13, 2026 (the “GS Note Maturity Date”). On the GS Note Interest Date, a lump-sum interest payment equal to $16,500 became due and payable, which amount was added to the Principal balance of the note and is payable on the GS Note Maturity Date. Pursuant to the SPA, so long as any of the securities issuable thereunder remain outstanding, upon the Company’s issuance of any security (or amendment to a security that was issued prior to the GS Note Issue Date) with any term that GS Capital reasonably believes is more favorable than those provided to GS Capital under the GS SPA and the GS Note, then such term or terms shall become a part of the GS Transaction Documents.

Unless GS Capital elects to convert the amount due under the GS Note into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Company is required to make Principal payments in four installments, each in the amount of $31,250 commencing on the 180-day anniversary of the GS Note Issue Date, with the final payment of the remaining Principal and Interest due on the GS Note Maturity Date. Any amount of Principal and Interest on the GS Note that is not paid when due shall bear interest at the lesser of (i) 24% per annum and (ii) the maximum amount permitted under law.

GS Capital shall have the right, but not the obligation, at any time after the 180-day anniversary of the GS Note Issue Date or following an Event of Default (as defined in the GS Capital Note) to convert all or any part of the outstanding and unpaid Principal, Interest, penalties, and all other amounts due under the GS Note into shares of Common Stock at the Conversion Price of $0.02 per share (the “Fixed Price”); provided, that (i) if the Common Stock trades below $0l02 per share for more than five consecutive trading days, the Fixed Price shall be adjusted to equal $0.01 per share, and (ii) if the Common Stock trades below $0.01 for more than five consecutive trading days, the Fixed Price shall be eliminated and the Conversion Price shall adjust to the lowest traded price during such period and shall be so adjusted every 21 trading days the GS Note remains outstanding.

The GS Transaction Documents contain covenants, representations, warranties, and conditions customary for agreements of such type.

The foregoing descriptions of the GS SPA and the GS Note do not purport to be complete and each is qualified in its entirety by reference to the full text of the GS SPA and the GS Note, each attached to this Current Report on Form 8-K (this “Current Report”) as Exhibits 10.1, and 4.1, respectively.

Coventry Note

On May 27, 2025 (the “Coventry Note Issue Date”), the Company entered into a Securities Purchase Agreement (the “Coventry SPA”) with Coventry Enterprises, LLC (“Coventry”), whereby the Company agreed to issue to Coventry (i) a promissory note (the “Coventry Note” and together with the Coventry SPA, the “Coventry Transaction Documents”) in the aggregate principal amount of $300,000 (the “Coventry Principal”), with an OID of $30,000, resulting in a purchase price of $270,000 and (ii) 15,000,000 shares of Common Stock as an additional inducement for Coventry entering into the Coventry Transaction Documents (the “Coventry Commitment Shares” and together with the GS Commitment Shares, the “Commitment Shares”); provided, however, that in the event the Company complies with all of its repayment obligations in full and in accordance with the terms of the Coventry Transaction Documents, then within 10 calendar days thereof, Coventry shall return to the Company 12,000,000 of the Coventry Commitment Shares.

The Coventry Note contains guaranteed interest in the amount of $30,000 (the “Coventry Interest”), with the Coventry Principal and Coventry Interest due and payable in 10 equal monthly payments in the amount of $33,000 commencing on August 27, 2025 and continuing on the 27th day of each month thereafter until paid in full by not later than May 27, 206 (the “Coventry Maturity Date”). From and after the occurrence and during the continuance of an Event of Default (as defined in the Coventry Note) the aggregate unpaid Coventry Principal and Coventry Interest shall bear interest equal to the lesser of (i) 22% per annum and (ii) the maximum rate permitted by law. Pursuant to Section 5 of the Coventry Note, the aggregate outstanding and unpaid amount of the Coventry Note is convertible into share of Common Stock only upon an Event of Default at a conversion price equal to 102% per share of the lowest per-share trading price of the Common Stock during the 20-trading day period before any such conversion.

The Coventry Transaction Documents contain covenants, representations, warranties, and conditions customary for agreements of such type.

The foregoing descriptions of the Coventry SPA and the Coventry Note do not purport to be complete and each is qualified in its entirety by reference to the full text of the Coventry SPA and the Coventry Note, each attached to this Current Report as Exhibits 10.2, and 4.2, respectively.

Revenue Interest Purchase Agreements

As previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 15, 2025, (i) the Company entered into Revenue Interest Purchase Agreements (the “Revenue Agreements”) with five separate accredited investors, pursuant to which the company agreed to sell a continuing interest in the revenue it generates and (ii) agreed to issue a total of 2,500,000 shares of Common Stock to such accredited investors as commitment shares for entering into the Revenue Agreements.

On May 29, 2025, the Company entered into an additional Revenue Agreement (the “KBI Agreement”) with Kingdom Building, Inc. (“KBI”). Pursuant to the KBI Agreement, KBI agreed to purchase a continuing interest in the revenue generated by the Company and each of its subsidiaries from any and all sources (the “Revenue Interest”) in consideration of the purchase price of $200,000. Commencing on July 1, 2025 and continuing until all mounts due and payable pursuant to Section 3.1 of the KBI Agreement have been repaid by the Company (such period, the “Pay-out Period”), the Company agreed to pay KBI $3,334 per calendar month from the monthly Total Revenue.

Pursuant to Section 4 of the KBI Agreement, KBI has the right, but not the obligation, to convert all or any part of the then outstanding Repurchase Price (as defined in Section 3.1 of the KBI Agreement), including any other accrued and unpaid amounts thereunder, into shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”).

Pursuant to the KBI Agreement, and in connection with the Company’s obligation to deliver shares of Series D Preferred thereunder, on July 22, 2025, the Company filed with the Secretary of State of the State of Nevada, a Certificate of Designation of Series D Convertible Preferred Stock establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series D Convertible Preferred Shares (the “Series D COD”). The Series D COD authorizes 500,000 shares of Series D Preferred Stock, which shares are convertible into shares of Common Stock at a price of $0.10 per share, meaning one share of Series D Preferred Stock converts into 10 shares of Common Stock, at the option of the holder thereof (the “Series D Conversion Price”). The Series D Conversion Price shall not be adjusted for stock splits, stock dividends, recapitalizations, or similar events. Additionally, the holder of Series D Preferred Stock shall not be entitled to convert any portion of its Series D Preferred Stock into shares of Common Stock to the extent that such conversion would result in the holder beneficially owning in excess of 4.99% of the then outstanding Common Stock.

The foregoing descriptions of the KBI Agreement and the Series D COD do not purport to be complete and each is qualified in its entirety by reference to the full text of the KBI Agreement and Series D COD, each attached to this Current Report as Exhibits 10.3, and 3.1, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Commitment Shares, the shares of Series D Preferred Stock, shares of Common Stock that the Series D Preferred Stock is convertible into, and the shares of Common Stock issuable upon conversion of the GS Note and the Coventry Note is incorporated into this Item 3.02 by reference. The shares of Series D Preferred Stock, the Commitment Shares, and the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Notes were offered and sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series D Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on July 22, 2025
4.1	Convertible Promissory Note dated May 13, 2025
4.2	Convertible Promissory Note dated May 27, 2025
10.1	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated May 13, 2025
10.2	Securities Purchase Agreement between the Company Coventry Enterprises, LLC dated May 27, 2025
10.3	Revenue Interest Purchase Agreement between the Company and Kingdom Building, Inc. dated May 29, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: July 29, 2025	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer